                                            Registration Statement No. 333-10933

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         THE TRAVELERS INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090

          One Tower Square, Hartford, Connecticut 06183 (860) 277-0111
    ------------------------------------------------------------------------
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                                Ernest J. Wright
                                    Secretary
                         The Travelers Insurance Company
                                One Tower Square
                           Hartford, Connecticut 06183
                                 (860) 277-4345
            ---------------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)



Approximate date of commencement of proposed sale to the public: The investment option interests covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If the Registrant elects to deliver its latest Annual Report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Action registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                         THE TRAVELERS INSURANCE COMPANY

          Cross Reference Sheet Pursuant to Regulation S-K, Item 501(b)


Item
No.     Form S-2 Caption                           Heading in Prospectus
---     ----------------                           ---------------------
 1.     Forepart of the Registration               Outside Front Cover Page of Registration
        Statement and Outside Front                Statement and Prospectus
        Cover Page of Prospectus

 2.     Inside Front and Outside Back              Available Information, Incorporation of
        Cover Pages of Prospectus                  Certain Documents by Reference;
                                                   Table of Contents

 3.     Summary Information, Risk                  Prospectus Summary; Outside Front
        Factors and Ratio of Earnings              Cover Page
        to Fixed Charges

 4.     Use of Proceeds                            Investments by the Company

 5.     Determination of Offering Price            Not Applicable

 6.     Dilution                                   Not Applicable

 7.     Selling Security Holders                   Not Applicable

 8.     Plan of Distribution                       Distribution of the Contract

 9.     Description of Securities                  Outside Front Cover Page of Prospectus;
        to be Registered                           Description of Contracts

10.     Interests of Named Experts                 Not Applicable
        and Counsel

11.     Information with Respect to                Outside Front Cover Page; Incorporation
        the Registrant                             of Certain Documents by Reference to Form
                                                   10-K

12.     Incorporation of Certain                   Incorporation of Certain Documents by
        Information by Reference                   Reference

13.     Disclosure of Commission                   Not Applicable
        Position on Indemnification
        for Securities Act Liabilities

                                   PROSPECTUS

                        THE TRAVELERS INSURANCE COMPANY
                        REGISTERED FIXED ACCOUNT OPTION
                      FOR USE WITH GROUP ANNUITY CONTRACTS

This prospectus describes the Fixed Account Option available under group variable annuity contracts (hereinafter the "contract" or "contracts") which are issued by The Travelers Insurance Company (the "Company") as a companion contract to the variable annuity contracts, currently those funded by The Travelers Separate Account QP for Variable Annuities (the "Separate Account"). The Company may, in the future, offer the Fixed Account option to additional contracts funded through other separate accounts. The Separate Account in turn purchases shares in certain underlying mutual funds. The underlying mutual funds are described in the Mutual Fund Prospectuses. The specific features of the Contract and the Separate Account are disclosed in greater detail in the Contract Prospectus. This prospectus must be accompanied by and read in conjunction with the Contract Prospectus and the Mutual Fund Prospectuses.

The group annuity contracts may be issued to Contract Owners on an unallocated or allocated basis.

During the Accumulation Period, Purchase Payments to the contract and/or to Participants' Individual Accounts under the contract may be allocated, in whole or in part, to the Fixed Account Option or to one or more of the Separate Account Options. Contract values allocated to the Fixed Account Option are credited with interest at a rate at least equal to the guaranteed interest rate stated in the Contract. Rates of interest in excess of the applicable Guaranteed Interest Rate may be declared by the Company from time to time. (See "Declared Interest Rates" page 7.)

While the Mortality and Expense Risk Charge and annual Contract charges applicable to the values held in Separate Account options do not apply to the Fixed Account Option, all other charges described in the accompanying contract prospectus, including any sales charges, transfer charges and premium taxes, apply equally to values held in the Fixed Account Option.

Distributions and transfers from the Fixed Account Option are generally made within a reasonable period of time after a request is received and reflect the full value of Participants' Individual Accounts allocated to the Fixed Account Option less any applicable charges. However, under certain conditions transfers may be limited or deferred (see "Transfers from the Fixed Account Option," page
8) and distributions may be deferred or subject to a market value adjustment. (See "Surrenders," page 8.)

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS ACCOMPANIED BY CURRENT PROSPECTUSES FOR THE RELATED GROUP VARIABLE ANNUITY CONTRACT AND THE SEPARATE ACCOUNT OPTIONS THEREUNDER.

THESE SECURITIES MAY BE SUBJECT TO A SALES CHARGE AND MARKET VALUE ADJUSTMENT WHICH COULD RESULT IN YOUR RECEIPT OF LESS THAN THE TOTAL OF YOUR PURCHASE PAYMENT(S). SEE "SURRENDERS," PAGE 8.

THE COMPANY CANNOT PREDICT NOR GUARANTEE FUTURE DECLARED INTEREST RATES IN EXCESS OF THE CONTRACTUALLY GUARANTEED RATE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY ANY BANK, NOR ARE THEY INSURED OR OTHERWISE PROTECTED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY; THEY ARE SUBJECT TO INVESTMENT RISKS, INCLUDING LOSS OF PRINCIPAL INVESTMENT.


                          PROSPECTUS DATED MAY 1, 1998

                             AVAILABLE INFORMATION
--------------------------------------------------------------------------------


The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC and at the Commission's Regional Offices located at 75 Park Place, New York, New York and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates.



The Company has filed a registration statement (the "Registration Statement") with the Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the contracts. Although the Company does furnish the Annual Report on Form 10-K for the year ended December 31, 1997 to owners of contracts, the Company does not plan to furnish subsequent annual reports containing financial information to the owners of contracts described in this prospectus.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


The Annual Report on Form 10-K for the year ended December 31, 1997 has been filed by the Company with the Commission pursuant to Section 15(d) of the 1934 Act and is incorporated by reference into this prospectus and must accompany this prospectus. The Company's Form 10-K was filed on March 24, 1998. All filings were made via Edgar, File No. 33-33691.


Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded hereby to the extent that a statement contained in a later-filed document or herein shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus.

If requested, the Company will furnish, without charge, to each person to whom a copy of this prospectus is delivered, a copy of the document referred to above which has been incorporated by reference in the prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in the prospectus). Requests for such document should be directed to The Travelers Insurance Company, One Tower Square, Hartford, Connecticut 06183
Attn: Annuity Services.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
GLOSSARY OF SPECIAL TERMS...................................    4
SUMMARY.....................................................    6
INTRODUCTION................................................    7
THE FIXED ACCOUNT OPTION....................................    7
  A. The Accumulation Period................................    7
     1. Purchase Payments...................................    7
     2. Declared Interest Rates.............................    7
     3. Cash Values.........................................    8
     4. Transfers from the Fixed Account Option.............    8
     5. Transfers to the Fixed Account Option...............    8
     6. Surrenders..........................................    8
        (a) General.........................................    8
        (b) Payment of Full or Partial Surrenders...........    8
        (c) Contract Termination............................    9
  B. Annuity Period.........................................   10
INVESTMENTS BY THE COMPANY..................................   11
DISTRIBUTION OF CONTRACTS...................................   11
FEDERAL INCOME TAX CONSIDERATIONS...........................   12
  A. Taxation of the Company................................   12
  B. Information Regarding the Contracts....................   12
THE COMPANY.................................................   12
YEAR 2000 COMPLIANCE........................................   12
LEGAL OPINION...............................................   12
EXPERTS.....................................................   13
FINANCIAL STATEMENTS

                           GLOSSARY OF SPECIAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION PERIOD: The period before the commencement of annuity payments.

ANNUITANT: A Participant on whose life Annuity payments are to be made under a contract.

ANNUITY: Payment of income for a stated period or amount.

ANNUITY COMMENCEMENT DATE: The date on which Annuity payments are to begin.

ANNUITY PERIOD: The period following the commencement of Annuity payments.


CASH SURRENDER VALUE: The Cash Value less any amounts deducted upon surrender, any applicable premium tax and any outstanding loans.


CASH VALUE: The Purchase Payment(s) plus all interest earned, minus all surrenders, charges and applicable premium taxes previously deducted.

COMPETING FUND: Any investment option under the Plan, which in our opinion, consists primarily of fixed income securities and/or money market instruments.

CONTRACT OWNER: The employer or entity owning the contract.

CONTRACT YEAR: A period of 12 months commencing with the effective date of the contract or with any anniversary thereof.

DECLARED INTEREST RATE(S): One or more rates of interest which may be declared by the Company. Such rates will never be less than the guaranteed interest rate stated in the contract and may apply to some or all of the values under the Fixed Account Option for periods of time determined by the Company.

FIXED ACCOUNT OPTION: An annuity option which does not vary with the investment experience of a Separate Account as described in this Prospectus.

GENERAL ACCOUNT: The General Account of the Company that holds values attributable to the Fixed Account Option.

GUARANTEE PERIOD: The period between the initial Premium Payment or Renewal Date and the Maturity Date during which a Guaranteed Interest Rate is credited.

HOME OFFICE: The Travelers Insurance Company (sometimes referred to as the "Company") located at One Tower Square, Hartford, Connecticut 06183.

IN WRITING: A written form satisfactory to us and received at our Home Office.

MARKET VALUE ADJUSTMENT: The Market Value Adjustment reflects the relationship, at the time of surrender, between the rate of interest credited to funds on deposit under the Fixed Account Option at the time of discontinuance to the rate of interest credited on new deposits at the time of discontinuance.

MARKET ADJUSTED VALUE: The value of amounts held in the Fixed Account Option plus or minus the result of the Market Value Adjustment.


PARTICIPANT: An eligible person who is a member in a tax qualified Plan under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code").

PARTICIPANT'S INDIVIDUAL ACCOUNT: An account to which amounts are credited to a Participant or Beneficiary under the contract.

PREMIUM TAX: A tax charged by a state or municipality on premiums, Purchase Payments or contract values.

PURCHASE PAYMENT: The premium payment applied to the Contract.

SALES CHARGE: Any applicable surrender charge or contingent deferred sales charge, as defined in the Contract.

SEPARATE ACCOUNT: The Travelers Separate Account QP for Variable Annuities.

SEPARATE ACCOUNT OPTION: An annuity option which varies with the investment experience of a separate account, i.e., The Travelers Separate Account QP for Variable Annuities.

                                    SUMMARY
--------------------------------------------------------------------------------


This prospectus describes the Fixed Account Option available as a companion contract with group variable annuity contracts designed for use in conjunction with qualified pension and profit-sharing plans, tax-deferred annuity plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers) and deferred compensation plans of state and local governments and nonqualified deferred compensation plans. The contracts are issued by The Travelers Insurance Company (the "Company") with respect to the Separate Account QP, and Purchase Payments to the Fixed Account Option become a part of the General Account of the Company. Purchase Payments to the contracts may also be allocated to one or more Separate Account Options. The contracts and the Separate Account Options are described in separate prospectuses. The prospectuses for the applicable contract and underlying mutual funds will always accompany this prospectus. Please read them and this prospectus carefully.



During the Accumulation Period, the Fixed Account Option provides for Purchase Payments to be credited with an initial interest rate for a 12-month period. The initial interest rate will be declared quarterly for contracts issued in connection with plans established under Section 401, Section 457, and certain plans established under Section 403(b) of the Code. The initial interest rate will be declared monthly for contracts issued in connection with combination plans established pursuant to Sections 403(b)/401 and certain contracts issued in connection with 403(b) plans. At the end of the 12-month guarantee period, a renewal interest rate (of at least 3%) will be determined by the Company. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of the calendar year. The second and all subsequent renewal rates will be declared each January 1 thereafter, and will be guaranteed through December 31 of that year. The rates of interest credited will affect a contract or account's Cash Value (see "Cash Values," page 8). Such rates may also be used to determine amounts payable upon termination of the contracts. (See
"Surrenders -- Contract Termination," page 9.)



Generally, the Company intends to invest the Fixed Account Option assets attributable to the contracts in investment-grade securities. The Company has no specific formula for determining the rates of interest that it will establish as initial interest rates or renewal interest rates. However, such determination will generally be reflective of interest rates available on the types of debt instruments in which the Company intends to invest the proceeds attributable to the Fixed Account Option. (See "Investments by the Company," page 10.) In addition, the Company's management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See "Investments by the Company," page 11.)


The Contract Owner may, during the Accumulation Period, allocate all or a portion of a contract or account's Cash Value held under the Fixed Account Option to one or more of the investment options of the Separate Account. No Sales Charges will be deducted on such transfers. However, there are restrictions which may limit the amount that may be so allocated and transfers may be deferred in certain cases. (See "Transfers from the Fixed Account," page 8.) Distributions and transfers from the Fixed Account Option are processed on a last-in, first-out basis. The cash surrender value will be determined as of the next valuation date following receipt of a written request. The Company reserves the right to defer payment of the Fixed Account Option for up to six months from the date of the written request. If a payment is deferred for more than 30 days from the date the request is received, we will pay a minimum interest rate of 3% on the amount.

                                  INTRODUCTION
--------------------------------------------------------------------------------

This prospectus has been designed to provide you with the necessary information to make a decision on allocating amounts to the Fixed Account Option under contracts issued in conjunction with Separate Account QP. This prospectus describes only the elements of the contracts pertaining to the Fixed Account Option. The contracts also contain various Separate Account Options. The contracts and the Separate Account Options are described in a separate prospectus which must accompany this prospectus. Please read that prospectus and its Glossary of Special Terms prior to reading this prospectus to familiarize yourself with the terms being used which, unless defined in the Glossary of Special Terms to this prospectus, have the same meaning as defined in that prospectus.

                            THE FIXED ACCOUNT OPTION
--------------------------------------------------------------------------------

The Fixed Account Option is available only if a variable annuity contract (Separate Account QP) issued by the Company is purchased. The contracts provide for both an Accumulation Period and an Annuity Period. During the Accumulation Period, Purchase Payments made by the Employer and/or Trustee to the Fixed Account, and the values attributable thereto, are a part of the Company's general account. During the Annuity Period, such values are used to purchase Fixed or Variable Annuities. The operation of the contract during the Annuity Period is described in the contract prospectus accompanying this prospectus.

A. THE ACCUMULATION PERIOD

  1. Purchase Payments

During the Accumulation Period under the contracts, Purchase Payments (less any premium taxes), may be allocated, in whole or in part, to the Fixed Account Option.

  2. Declared Interest Rates of the Initial and Subsequent Renewal Periods


The Fixed Account Option provides for an initial interest rate for a 12-month period. For Gold Track Select contracts issued in connection with a plan established under Sections 401, 457 or 403(b) of the Code, initial interest rates will be declared each calendar quarter. For Gold Track contracts issued in connection with a plan established under Section 403(b) or combination contracts under Section 403(b)/401, initial interest rates will be declared monthly, and plans established under Section 401 or 457 will be declared quarterly. At the end of the 12-month guarantee period, a renewal interest rate will be determined. The rate will never be less than 3%. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.


Interest rates will be established periodically by the Company. These rates may apply to some or all of the values under the Fixed Account Option for periods of time determined by the Company. FOR EXAMPLE, THE COMPANY COULD DETERMINE TO DECLARE AN INTEREST RATE IN EXCESS OF THE OTHERWISE APPLICABLE INITIAL INTEREST RATE(S) FOR A NINE-MONTH PERIOD AND WHICH ARE APPLIED ONLY TO CASH VALUES ATTRIBUTABLE TO PURCHASE PAYMENTS RECEIVED IN A PARTICULAR TIME PERIOD. The rates of interest credited will affect the Cash Value of the contract or account (see "Cash Values," below) and are used to determine amounts payable upon termination of the contracts (see "Surrenders -- Contract Termination," page 9). The Company will provide written notification of any such interest rate and the values to which it will apply.

The interest rates are compounded, that is, all interest earned is credited daily.

The Company has no specific formula for determining the rate(s) of interest that it will declare. However, such determination will be reflective of interest rates available on the types of debt instruments in which the Company intends to invest the proceeds attributable to the Fixed Account Option (see "Investments by the Company," page 11). In addition, the Company's management may also consider various other factors in determining interest rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY INTEREST IN EXCESS OF THE GUARANTEED RATE OF 3%. THE COMPANY CANNOT PREDICT NOR GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST IN EXCESS OF 3%.


  3. Cash Values

Amounts held under the Fixed Account Option are credited with interest at rates at least equal to the guaranteed interest rate of 3.0%. Purchase Payments are allocated to the Fixed Account Option as of the close of business on the day the Company receives the Purchase Payment at its Home Office. Therefore, Purchase Payments begin earning interest the day after the Company receives the Purchase Payment in good order. Interest is credited daily.

  4. Transfers from the Fixed Account

The Contract Owner may transfer Cash Values held in the Fixed Account Option to one or more of the Separate Account Options under the contract. The charges for transfers are described in the contract prospectus which accompanies this prospectus. No deduction is made for Sales Charges when a transfer is made. All transfers will be made on a last-in, first-out basis; that is, that portion of the Cash Value attributable to older Purchase Payments or transfers will be transferred only after the portion attributable to the most recent Purchase Payment or transfer has been transferred.

The Company reserves the right to limit any transfer in any calendar year to 20% of the Cash Value under the Fixed Account Option under the contract (for an unallocated contract) or certificate (for an allocated contract) as of the end of the preceding calendar year. (See also "Surrenders," page 8.)


Transfers of assets presently held in the Fixed Account Option, or which were held in the Fixed Account Option at any time during the preceding three (3) month period, to any Competing Fund(s) may be subject to transfer restrictions. Please refer to your contract.


  5. Transfers to the Fixed Account


Values held in a Separate Account Option may be transferred to the Fixed Account Option at any time subject to any Competing Fund restrictions which may apply. The charges for transfers are described in the contract prospectus which accompanies this prospectus. No deduction is made for Sales Charges when a transfer is made.


  6. Surrenders

  (A) GENERAL

Subject to the termination provisions described below, the Contract Owner may request a full or partial surrender of Cash Values at any time from the Fixed Account Option.

  (B) PAYMENT OF FULL OR PARTIAL SURRENDERS

In the event of a partial surrender of Cash Values from the Fixed Account Option, the Company will pay the requested value less any applicable Sales Charges. All partial surrenders will be made on a last-in, first-out basis; that is, that portion attributable to the most recent Purchase Payment

(or transfer) will be surrendered first. In the event of a full surrender of amounts held under an allocated account, for reasons other than contract termination, the Company will pay the Cash Value less any applicable Premium Tax not previously deducted, the administrative charge, and any Sales Charges, as applicable. PLEASE CONSULT THE ACCOMPANYING ANNUITY CONTRACT PROSPECTUS FOR ANY APPLICABLE SALES CHARGES.


  (C) CONTRACT TERMINATION

If the Contract is discontinued, no further Purchase Payments or transfers will be allowed. On the date we receive a written request to terminate the contract, or within 31 days after we notify you of our intent to terminate the contract, any amounts transferred from the Fixed Account Option to the Separate Account Options during the previous 30 days from the date of discontinuance will be transferred back to the Fixed Account Option.

If the Contract is discontinued because of Plan termination, due to the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions. Distribution may be in the form of cash payments, annuity options or deferred annuities. This provision does not apply to plans established pursuant to Section 457 of the Code.

If the Contract Owner requests a full surrender of the contract or of all contract values held in the Fixed Account Option for reasons other than listed above; or if the Company discontinues the contract, the Company will determine the Market Adjusted Value of the Fixed Account Option.

The amount payable to the Contract Owner if a Contract is discontinued may be adjusted down by the application of the Market Value Adjustment formula. The formula is the following:

     Market Adjusted Value = Cash Value X (1 + R0)(5)/(1 + R1 + .0025)(5)

        Where:

           R0 is the rate of interest credited to funds on deposit under the Fixed Account Option at the time of termination,

           R1 is the rate of interest credited on new deposits for this class of contracts at the time of termination.


FOR CONTRACTS ISSUED IN EVERY STATE EXCEPT NEW YORK:


If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the two methods of payment, as described below:

     1) the Market Adjusted Value (less any applicable Sales Charge) in one lump sum within 60 days of the date of discontinuance, or

     2) The Cash Surrender Value of the Fixed Account Option in installments over a 5-year period. The amount deducted on Surrender, if any, is determined as of the date of discontinuance, and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than 3%. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

If, as of the date of discontinuance, the Market Adjusted Value is greater than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the two methods of payment, as described below:

     1) the Cash Surrender Value of the Fixed Account Option, in one lump sum within 60 days of the date of discontinuance, or

     2) The Cash Value of the Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than 3%. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.


ALLOCATED CONTRACTS ISSUED IN NEW YORK:



If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum. This amount will never be less than 90% of the Cash Value of the Fixed Account, less any outstanding loans as of the date of discontinuance. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, interest will continue to be earned during the deferred period in the same manner as described in this rider.



If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay the Cash Surrender Value of the Fixed Account as of the date of discontinuance in one lump sum. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, interest will continue to be earned during the deferred period in the same manner as described in this rider.



UNALLOCATED CONTRACTS ISSUED IN NEW YORK:



We will pay You your choice of the Lump Sum Payment Option or the Installment Payment Option as follows:



     a) LUMP SUM PAYMENT OPTION. If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance. If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance.



     b) INSTALLMENT PAYMENT OPTION. We will pay You the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the contract on the date of discontinuance. The first payment will be made no later than 60 days following our mailing the written notice to You at the most current address available on our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not permitted during the 5 year installment period.


B. ANNUITY PERIOD

Annuity payments will normally be made within fifteen business days after the receipt of claim for settlement or any other later specified date, and subsequent payments will be made periodically on the anniversaries of the first payment.

The Separate Account contract prospectus describes more fully the Annuity Period and annuity options under the contracts. It should be noted, however, that once fixed Annuity payments have commenced, no surrender of the annuity benefit can be made for the purpose of receiving a lump sum settlement in lieu thereof.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

Fixed Account assets of the Company must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All General Account assets of the Company would be available to meet the Company's guarantee under the Fixed Account Option. The proceeds from the Fixed Account Option will become part of the Company's general assets and are available to fund the claims of all classes of customers of the Company.

In establishing Declared Interest Rates, the Company intends to take into account the yields available on the instruments in which it intends to invest the assets attributable to the contracts. (See "Declared Interest Rates," page 7.) The Company's investment strategy with respect to the assets attributable to the Fixed Account Option under the contracts will generally be to invest in investment-grade debt instruments including:

     - Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     - Debt securities which have investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or
      BBB) or any other nationally recognized rating service; and

     - Other debt instruments, including but not limited to, issues of or guaranteed by banks or bank holding companies and of corporations which obligations, although not rated by Moody's or Standard & Poor's, are deemed by Company management to have an investment quality comparable to securities which may be purchased as stated above.

WHILE THE FOREGOING GENERALLY DESCRIBES THE COMPANY'S INVESTMENT STRATEGY, THE COMPANY IS NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACTS ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY CONNECTICUT AND OTHER STATE INSURANCE LAWS AND THE COMPANY HAS THE RIGHT TO ALTER THIS EXPECTED STRATEGY CONSISTENT WITH APPLICABLE LAW.

                           DISTRIBUTION OF CONTRACTS
--------------------------------------------------------------------------------


Tower Square Securities, Inc. ("Tower Square") is the principal underwriter of the Contracts. Tower Square is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. Tower Square is an indirect wholly owned subsidiary of the Company. It is anticipated that Travelers Distribution Company, an affiliated broker dealer, will become the principal underwriter in 1998.



The Principal Underwriter may enter into Distribution Agreements with certain broker-dealers registered under the Securities Exchange Act of 1934. Under the Distribution Agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, the Company may offer Contracts and certificates to members of certain other eligible groups through trusts or otherwise. The Company will pay a maximum commission of 5%. In the future, the Company may pay a commission on an election of a subsequent guarantee period by a Participant or an Owner.

                       FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

A. TAXATION OF THE COMPANY

The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Fixed Account Option under the contracts will be owned by the Company. The income earned on such assets will be the Company's income.

B. INFORMATION REGARDING THE CONTRACTS

The tax treatment of Purchase Payments and distributions is briefly described in the accompanying Contract Prospectus.

                                  THE COMPANY
--------------------------------------------------------------------------------

The Travelers Insurance Company (the "Company") is an indirect wholly owned subsidiary of Travelers Group Inc., a financial services holding company. The Company is a stock insurance company chartered in 1864 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company's principal executive office is located at One Tower Square, Hartford, Connecticut 06183, telephone number (860) 277-0111.


                              YEAR 2000 COMPLIANCE

--------------------------------------------------------------------------------


Generally, computer programs were designed without considering the impact of the upcoming change in the century. As a result, software and computer systems may need to be upgraded or replaced in order to comply with "Year 2000" requirements. If not corrected, these computer applications could fail or create erroneous results by or at the Year 2000. The business, financial condition, and results of operations of a company could be materially and adversely affected by the failure of its systems and applications (or those either provided or operated by third-parties) to properly operate or manage dates beyond the year 1999.



The Company has investigated the nature and extent of the work required for our computer systems to process beyond the turn of the century, and has made progress toward achieving this goal, including upgrading and/or replacing existing systems. We are confirming with our service providers that they are also in the process of replacing or modifying their systems with the same goal. We expect that our principal systems will be Year 2000 compliant by early 1999. While these efforts involve substantial costs, we closely monitor associated costs and continue to evaluate associated risks based on actual expenses. While it is likely that these efforts will be successful, if necessary modifications and conversions are not completed in a timely manner, the Year 2000 issue could have a material adverse effect on certain operations of the Company.



                                 LEGAL OPINION

--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Fixed Account Option described in this Prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law, and the validity of the forms such Contracts under Connecticut law have been passed on by the General Counsel of the Company.

                                    EXPERTS
--------------------------------------------------------------------------------


The consolidated financial statements and schedules of the Travelers Insurance Company and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                        THE TRAVELERS INSURANCE COMPANY
                        REGISTERED FIXED ACCOUNT OPTION
                      FOR USE WITH GROUP ANNUITY CONTRACTS


L-12673                                                                     5/98

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.     Other Expenses of Issuance and Distribution

Registration Fees: $68,965.52 for $200,000,000 in interests of Modified
                   Guaranteed Annuity Contracts

Estimate of Printing Costs:  $15,000

Cost of Independent Auditors:  $ 4,000


Item 15.     Indemnification of Directors and Officers

Section 33-770 of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-770 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or less than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.

Travelers Group Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.     Exhibits

(a)   Exhibits

       1.     Not Applicable.

       2.     None

       3(a). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a)(i) to the Registration Statement on Form S-2, File No. 33-58677 filed via Edgar on April 18, 1995).

       3(b). By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b)(1) to the Registration Statement on Form S-2, File No. 33-58677 filed via Edgar on April 18, 1995.)

       4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form S-2, filed August 28, 1996.)

       5.     Opinion Re: Legality, Including Consent.

       10.    None.

       23(a). Consent of KPMG Peat Marwick LLP, Independent Certified Public
              Accountants.

       23(b). Consent of Counsel (see Exhibit 5).

       24. Powers of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Michael A. Carpenter, Jay S. Benet, George
              C. Kokulis, Robert I. Lipp, Katherine M. Sullivan, Marc P. Weill and Ian R. Stuart. (Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form S-2, filed August 28, 1996.)

       27. Financial Data Schedule of The Travelers Insurance Company. (Incorporated herein by reference to the filing on Form 10-K, File No. 33-03094, filed March 24, 1998.)

Item 17.     Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(a) of Regulation S-K:

(a)    Rule 415 Offerings:

       1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

              a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h)    Requests for Acceleration of Effective Date:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 9, 1998.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                             By:*Ian R. Stuart
                                -----------------------------------------------
                                 Ian R. Stuart, Director
                                 Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller




Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities indicated on April 9, 1998.


*MICHAEL A. CARPENTER
------------------------------------    Director and Chairman of the Board,
 (Michael A. Carpenter)                 President and Chief Executive Officer

*JAY S. BENET                           Director
------------------------------------
 (Jay S. Benet)

*GEORGE C. KOKULIS                      Director
------------------------------------
 (George C. Kokulis)

*ROBERT I. LIPP                         Director
------------------------------------
 (Robert I. Lipp)

*KATHERINE M. SULLIVAN                  Director, Senior Vice President and
------------------------------------    General Counsel
 (Katherine M. Sullivan)

*MARC P. WEILL                          Director
------------------------------------
 (Marc P. Weill)

*IAN R. STUART                          Director, Senior Vice President, Chief
------------------------------------    Financial Officer, Chief Accounting
 (Ian R. Stuart)                        Officer and Controller



  *By:  Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
   No.      Description                                                                   Method of Filing
-------     -----------                                                                   ----------------
    3(a).   Charter of The Travelers Insurance Company, as amended on October
            19, 1994. (Incorporated herein by reference to Exhibit 3(a)(i) to the Registration Statement on Form S-2, File No. 33-58677 filed via
            Edgar on April 18, 1995).

    3(b).   By-Laws of The Travelers Insurance Company, as amended on October
            20, 1994. (Incorporated herein by reference to Exhibit 3(b)(i) to the Registration Statement on Form S-2, File No. 33-58677 filed via
            Edgar on April 18, 1995).

    4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form S-2, filed August 28, 1996.)

    5.      Opinion Re:  Legality, Including Consent.                                     Electronically

    23(a).  Consent of KPMG Peat Marwick LLP, Independent                                 Electronically
            Certified Public Accountants.

    23(b).  Consent of Counsel (see Exhibit 5).                                           Electronically

    24. Powers of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Michael A. Carpenter, Jay S. Benet, George C.
            Kokulis, Robert I. Lipp, Katherine M. Sullivan, Ian R. Stuart, Mark
            P. Weill and Ian R. Stuart. (Incorporated herein by reference to
            Exhibit 24 to the Registration Statement on Form S-2, filed August
            28, 1996.)

    27.     Financial Data Schedule of The Travelers Insurance Company.
            (Incorporated herein by reference to the filing on Form 10-K, File No. 33-03094, filed March 24, 1998.)